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                            MAYER, BROWN, ROWE & MAW
                                  1675 BROADWAY

                          NEW YORK, NEW YORK 10019-5820


                                                                  main telephone
                                                                  (212) 506-2500
                                                                        main fax
                                                                  (212) 262-1910


                                                     May 29, 2002


Macquarie Securitisation Limited
Level 23,
20 Bond Street
Sydney NSW 2000
Commonwealth of Australia


         Re:      PUMA Global Trust No. 2
                  -----------------------


Ladies and Gentlemen:


         We have acted as your special counsel in connection with the preparation of the Registration Statement on Form S-11 (the "Registration Statement"), and the Prospectus forming a part thereof (the "Prospectus"), filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the Class A Mortgage Backed Floating Rate Notes (the "Class A Notes"). The Registration Statement and the Prospectus relate to the offer and sale of the Class A Notes to be issued by Perpetual Trustees Australia Limited ("Perpetual"), in its capacity as issuer trustee (the "Issuer Trustee") of the PUMA Global Trust No. 2 (the "Trust") pursuant to the terms of a Trust Deed, dated July 13, 1990, between the Issuer Trustee and the person referred to therein as the Founder, as amended, modified or supplemented through the Closing Date (the "Trust Deed"), and the Sub-Fund Notice, to be executed by the Issuer Trustee and Macquarie Securitisation Limited (the "Manager"), which sets forth the specific provisions regarding the Trust and details certain provisions related to the Class A Notes (the "Sub-Fund Notice"). The Note Trust Deed, to be executed by the Issuer Trustee, the Note Trustee and the Manager (the "Note Trust Deed") provides for the issuance of the Class A Notes in accordance with the terms and conditions attached thereto. The Class A Notes will be secured by the assets of the Trust, which will consist primarily of a pool of variable and fixed rate residential housing loans originated by the mortgage managers in the name of Perpetual (the "Housing Loans"), secured by mortgaged properties located in the Commonwealth of Australia, and also includes any loans, collateral securities and other rights and entitlements related to the Housing Loans.


         The Manager has directed the Issuer Trustee to sell the Class A Notes to the lead underwriter, as representative (the "Representative") for themselves and the other underwriters named in the Underwriting Agreement to be executed by Macquarie Bank Limited, the


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MAYER, BROWN, ROWE & MAW


Macquarie Securitisation Limited
May 29, 2002
Page 2


Manager, the Issuer Trustee and the Representative (the "Underwriting Agreement" and, together with the Trust Deed, the Sub-Fund Notice, the Security Trust Deed, the Agency Agreement, the Redraw Facility Agreement, the Interest Rate Swaps, the Currency Swap, the Note Trust Deed, including the annexed form of Class A Notes, collectively, the "Agreements"). Capitalized terms not defined herein have the meanings set forth in the Agreements.

         The Trust Deed and forms of certain of the other Agreements are included as exhibits to the Registration Statement. We have examined the Registration Statement, the Prospectus and drafts of such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected federal income tax consequences of the purchase, ownership and disposition of the Class A Notes to an original purchaser who is subject to United States federal income tax that appears under the heading "Material United States Federal Income Tax Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         We have assumed for the purposes of the opinions set forth below that the Class A Notes will be issued as described in the Registration Statement and that the Class A Notes will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration. We have also assumed that the Class A Notes will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreements. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder.

         With respect to the opinion set forth in paragraph 1 of this letter, we have relied, without independent investigation, on the opinion of Clayton Utz, attached as Exhibit 5.2 to the Registration Statement, as to those matters governed by the laws of the Commonwealth of Australia or the laws of any of the States or Territories thereof. With respect to the opinion set forth in paragraph 2 of this letter, we have relied, without independent investigation, on, amongst other things, an authorized officer's certificate of the Manager, and we have assumed and have been advised by Perpetual that, upon constitution of the Trust, the Issuer Trustee will issue an officer's certificate in the form attached as Exhibit A to this letter.

         The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Material United States Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.


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MAYER, BROWN, ROWE & MAW


Macquarie Securitisation Limited
May 29, 2002
Page 3


         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. When each of the Agreements has been duly and validly completed, executed and delivered by each and every party thereto substantially in the form filed as an exhibit to the Registration Statement and the Class A Notes have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Class A Notes will be legally and validly issued, fully paid and nonassessable and binding obligations of the Issuer Trustee.

         2. While the Tax Description does not purport to discuss all possible federal income tax ramifications of the purchase, ownership, and disposition of the Class A Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, as amended, we hereby adopt and confirm as our opinion the opinions set forth in the Prospectus under the headings "Summary--U.S. Tax Status" and "Material United States Federal Income Tax Consequences", which in our opinion constitute the material federal income tax consequences of the purchase, ownership, and disposition of the Class A Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the headings "Summary--U.S. Tax Status," "Material United States Federal Income Tax Consequences" and "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                                 Very truly yours,

                                                 /s/ MAYER, BROWN, ROWE & MAW
                                                 ----------------------------
                                                 MAYER, BROWN, ROWE & MAW



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MAYER, BROWN, ROWE & MAW


Macquarie Securitisation Limited
May 29, 2002
Page 4


                                    EXHIBIT A


                      PERPETUAL TRUSTEES AUSTRALIA LIMITED
                               ABN 86 000 431 827
                                     Level 7
                                39 Hunter Street
                             Sydney, NSW, Australia

                              OFFICER'S CERTIFICATE


         The undersigned officer of Perpetual Trustees Australia Limited ("Perpetual"), which will act as the Issuer Trustee of PUMA Global Trust No. 2 (the "Trust") once the Trust is constituted in accordance with the Sub-Fund Notice and the Trust Deed, certifies that, after due inquiry, such officer has made the representations set forth below and reaffirms as of the date of this certificate the accuracy of such representations on which Mayer, Brown, Rowe & Maw is relying in rendering its opinion, dated as of May 29, 2002, with respect to the taxability for United States federal income tax purposes of the Trust and the Issuer Trustee which will be filed as an exhibit to the Registration Statement (the "Opinion").



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         1.   Once constituted, the Trust will be operated by the Issuer Trustee in accordance with (i) the terms of the final executed versions of the Trust
Deed and the Sub-Fund Notice and the terms of the Restated Management Deed (attached as exhibit 10.7 to the Registration Statement), and (ii) the laws of the jurisdiction under which it is organized.

         2. Perpetual does not have an office in the United States, and is not conducting and will not conduct any activities in its capacity as Issuer Trustee of the Trust in the United States, other than those activities connected with the Trust's issuance of the notes.

         Terms used but not defined in this certificate have the meanings ascribed thereto in the Opinion.

         Perpetual is executing this certificate in its capacity as Issuer Trustee of the Trust constituted in accordance with the terms of the Sub-Fund Notice to be executed on or prior to the date the Class A Notes are issued.


                                    PERPETUAL TRUSTEES AUSTRALIA LIMITED,
                                    as Issuer Trustee


                                    By:
                                       -----------------------------------------
                                          Name:
                                          Title:
                                                   Date:                  , 2002
                                                        ------------------